                                                                    EXHIBIT 99.1

                            STORAGE DIMENSIONS, INC.
                  1656 MCCARTHY BOULEVARD, MILPITAS, CA 95035

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS OF STORAGE DIMENSIONS, INC.
                         TO BE HELD ON MARCH 31, 1998.

                                     PROXY

     The undersigned hereby appoints David A. Eeg and A. George Gebauer, each with full power of substitution, as proxy of the undersigned, to attend the Special Meeting of Stockholders of Storage Dimensions, Inc. (the "Company") to be held at the principal executive offices of the Company located at 1656 McCarthy Boulevard, Milpitas, CA 95035 at 9:00 a.m., local time on March 31, 1998, and at any and all adjournments thereof, and to vote all Common Stock of the Company, with all powers the undersigned would possess if personally present at the meeting.

     THIS PROXY WILL BE VOTED OR WITHHELD FROM BEING VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR APPROVAL OF THE MERGER, FOR APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, FOR APPROVAL OF THE AMENDMENT TO 1996 STOCK OPTION PLAN AND FOR APPROVAL OF THE AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN (EACH AS SPECIFIED ON THE REVERSE SIDE). THIS PROXY CONFERS AUTHORITY FOR THE ABOVE NAMED PERSONS TO VOTE IN HIS DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING ACCOMPANYING THIS PROXY AND SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A STOCKHOLDER, TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING, OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY, SUCH RIGHT MAY BE EXERCISED BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.

                  (continued and to be signed on reverse side)
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[X] Please mark votes as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Approval and adoption of the Agreement, and Plan of Merger and Reorganization, dated as of December 22, 1997 (as amended, the "Reorganization Agreement"), among Storage Dimensions, Inc. ("Storage Dimensions"), Storage Acquisition Corp., a wholly owned subsidiary of Storage Dimension ("Merger Sub"), and Artecon, Inc. ("Artecon"), providing for the merger of Merger Sub with and into the Artecon upon the terms and subject to the conditions of the Reorganization Agreement, the issuance of shares of Storage Dimensions capital stock to the holders of Artecon capital stock and all transactions contemplated thereby, all as more fully described in the Joint Proxy Statement dated March 9, 1998.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. Approval of an amendment to the Certificate of Incorporation to provide for a classified Board of Directors whereby the directors will be separated into three classes with each class serving for a three-year term.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Approval of an amendment to the Certificate of Incorporation to provide that a director may not be removed from office without cause except, until the third annual meeting following the filing of the Certificate of Amendment to the Certificate of Incorporation, by the affirmative vote of at least 80% of the outstanding voting stock and by the affirmative vote of at least 66 2/3% of the outstanding voting stock thereafter.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. Approval of Amendment to 1996 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 1,000,000 to 3,000,000, all as more fully described in the Joint Proxy Statement dated March 9, 1998.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

5. Approval of Amendment to 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock issuable thereunder from 200,000 to 400,000, all as more fully described in the Joint Proxy Statement dated March 9, 1998.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                              MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE AT LEFT  [ ]

                                              Please sign date and return the
                                              proxy card promptly in the
                                              enclosed envelope.

                                              NOTE: Please sign, exactly as name
                                              appears hereon. When signing as
                                              executor, administrator, attorney,
                                              trustee or guardian please give
                                              your full title as such. If a
                                              corporation, please sign in full
                                              corporation name by president or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person. If a joint tenancy, please
                                              have both tenants sign.

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